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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2005

                             APPLIED INNOVATION INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                     0-21352                31-1177192
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)        (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)
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                              5800 Innovation Drive
                               Dublin, Ohio 43016
                                 (614) 798-2000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The disclosure contained in Item 5.02 of this Form 8-K is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS.

     On December 15, 2005, the Company's Board of Directors appointed Julia
Fratianne as the Company's Vice President and Chief Financial Officer, effective
December 19, 2005. Prior to joining the Company, Ms. Fratianne, age 43, served as the Chief Financial Officer and Treasurer of Kahiki Foods, Inc., a maker of frozen Asian food products, from March 2004 to December 2005. Prior to her service with Kahiki Foods, Inc., Ms. Fratianne served in various finance positions at Inoveris, LLC (successor to Metatec, Inc.), a CD-Rom manufacturer and logistics company, from 1987 to December 2003, including as Vice President, Finance, Secretary and Treasurer from May 1997 to October 1998, and as Vice
President, Finance and Administration from October 1998 to December 2003.

     On December 19, 2005, the Company and Ms. Fratianne entered into an
Employment Agreement. The material terms of Ms. Fratianne's Employment Agreement are provided as follows:

     - The Employment Agreement with Ms. Fratianne is "at will" and, therefore, does not have a stated term.

     - Ms. Fratianne will receive a minimum annual base salary of $130,000, plus any increases in base compensation as may be authorized from time to time by the Board of Directors. The Employment Agreement also provides for Ms. Fratianne's participation in the Company's bonus plan, employee benefit programs, and other benefits as described in the Employment Agreement.

     - In the event of termination of Ms. Fratianne's employment (i) by reason of death or disability (as defined in the Employment
          Agreement); (ii) by the Company for cause (as defined in the Employment Agreement); or (iii) by Ms. Fratianne for any reason, the Company shall provide payment to Ms. Fratianne of the earned but unpaid portion of her base salary through the termination date.

     - In the event of termination of Ms. Fratianne's employment by the Company without cause, the Company will pay to Ms. Fratianne (i) the earned but unpaid portion of her base salary through the termination date and (ii) her base salary for an additional 3 months.

     -    In the event of a change in control (as defined in the Employment
          Agreement) of the Company, and a subsequent termination of Ms.
          Fratianne's employment with the Company within the 13-month period following such change in control either (i) by the Company for any reason other than for cause (as defined in the Employment Agreement) or (ii) by Ms. Fratianne for good reason (as defined in the Employment
          Agreement), then the Company must pay the earned but unpaid portion of her base salary, plus one times current annual compensation (as defined in the Employment Agreement). In addition, vesting of all of Ms. Fratianne's outstanding stock options and restricted stock awards shall be accelerated by 24 months plus an additional 12 months for each full year after she has been employed by the Company, and thereafter shall be exercisable in accordance with such governing stock option or restricted stock agreements and plans.

     - The Employment Agreement with Ms. Fratianne also contains non-competition and non-solicitation covenants. These covenants, as described in the Employment Agreement, are effective during employment and for a period of 12 months following termination of employment.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (C) EXHIBITS.

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
Exhibit No.                            Description
-----------                            -----------
    10.1      Employment Agreement between the Company and Julia Fratianne.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APPLIED INNOVATION INC.


Date: December 21, 2005                 By: /s/ William H. Largent
                                            ------------------------------------
                                            William H. Largent, President and
                                            Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.                            Description
-----------                            -----------
    10.1      Employment Agreement between the Company and Julia Fratianne.
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